UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2005

FIDELITY BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29040	65-1101656
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

205 Datura Street, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 803-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On December 20, 2005, Fidelity Federal Bank & Trust (the “Bank”), the wholly-owned subsidiary of Fidelity Bankshares, Inc., amended and restated its Employee Stock Ownership Plan (the “ESOP”), effective January 1, 2005. A copy of the Amended and Restated ESOP is attached as an exhibit to this Current Report.

On December 20, 2005, the Bank amended its Retirement Plan for Directors (the “Retirement Plan”). A copy of the amendments to the Retirement Plan is attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell Company Transactions. Not Applicable.

(d)	The following Exhibits are attached as part of this report:

10.1	Fidelity Federal Bank & Trust Amended and Restated Employee Stock Ownership Plan

10.2	Amendments to Fidelity Federal Bank & Trust Retirement Plan for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIDELITY BANKSHARES, INC.

DATE: September 11, 2006	By:	/s/ Vince A. Elhilow
Vince A. Elhilow Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fidelity Federal Bank & Trust Amended and Restated Employee Stock Ownership Plan

10.2	Amendments to Fidelity Federal Bank & Trust Retirement Plan for Directors